UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2014

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” or “our” refer to Government Properties Income Trust.

Explanatory Note

On July 14, 2014, we filed a Current Report on Form 8-K, or the Original Form 8-K, to report that we had acquired 21,500,000 common shares of beneficial interest, par value $.01 per share, of Select Income REIT, or SIR, from CommonWealth REIT. We are amending the Original Form 8-K to include historical financial information required by Item 9.01(a) of Form 8-K and pro forma financial information required by Item 9.01(b) of Form 8-K in connection with our acquisition of the SIR shares.

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8-K/A includes: (a) certain historical financial statements of SIR and (b) certain unaudited pro forma financial statements for us which give effect to our acquisition of the SIR shares. This historical and pro forma financial information is not necessarily indicative of the expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our or SIR’s portfolio of investments, changes in interest rates, changes in our or SIR’s capital structure, changes in our or SIR’s property level operating expenses, changes in our or SIR’s property level revenues, including rents expected to be received on currently existing leases or leases entered into during and after 2014, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma financial statements related to our acquisition of the SIR shares and such differences could be significant.

(a) Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Select Income REIT as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows of Select Income REIT for each of the three years in the period ended December 31, 2013, and the related notes to such financial statements, together with the report of the independent registered public accounting firm, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference in this Item 9.01(a).

The unaudited condensed consolidated balance sheets of Select Income REIT as of March 31, 2014 and 2013, and the related condensed consolidated statements of income and comprehensive income and cash flows for the three months ended March 31, 2014 and 2013, and the related notes to such financial statements, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated by reference in this Item 9.01(a).

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of Government Properties Income Trust as of March 31, 2014, unaudited pro forma condensed consolidated statement of income of Government Properties Income Trust for the three months ended March 31, 2014 and unaudited pro forma condensed consolidated statement of income of Government Properties Income Trust for the year ended December 31, 2013, and the related notes to such financial statements, are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated by reference in this Item 9.01(b).

(d) Exhibits.

10.1                        Letter Agreement, dated July 23, 2014, between Government Properties Income Trust and CommonWealth REIT.

23.1                        Consent of Ernst & Young LLP.

99.1                        Audited Consolidated Balance Sheets of Select Income REIT as of December 31, 2013 and 2012, and the related Consolidated Statements of Income and Comprehensive Income, Shareholders’ Equity and Cash Flows of Select Income REIT for each of the three years in the period ended December 31, 2013.

99.2                        Unaudited Condensed Consolidated Balance Sheets of Select Income REIT as of March 31, 2014 and 2013, and the related Condensed Consolidated Statements of Income and Comprehensive Income and Cash Flows for the three months ended March 31, 2014 and 2013.

99.3                        Unaudited Pro Forma Condensed Consolidated Balance Sheet of Government Properties Income Trust as of March 31, 2014, Unaudited Pro Forma Condensed Consolidated Statements of Income of Government Properties Income Trust for the three months ended March 31, 2014 and Unaudited Pro Forma Condensed Consolidated Statement of Income of Government Properties Income Trust for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  July 23, 2014